UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
----------------------

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
September 19, 2013

WASHINGTON TRUST BANCORP, INC.
-----------------------------
(Exact Name of Registrant as Specified in Charter)

Rhode Island	001-32991	05-0404671
--------------------	--------------------	---------------------
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

23 Broad Street, Westerly, Rhode Island 02891
------------------------------------------------------------
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (401) 348-1200

Former name or address, if changed from last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 19, 2013, Edward O. Handy, III was appointed President and Chief Operating Officer of Washington Trust Bancorp, Inc. (the “Corporation") and The Washington Trust Company (the “Bank”). Mr. Handy will assume his new position at the end of November 2013.

Mr. Handy, 52, joins Washington Trust from RBS Citizens, N.A., where he served as President of Citizens Bank, Rhode Island since 2009 and President of Citizens Bank, Connecticut since 2010. He served as Executive Vice President, Head of Commercial Real Estate for Citizens Financial Group from 2007 to 2009.

Under the terms of his at-will employment arrangement, Mr. Handy will receive an annual salary of $385,000 (payable on a bi-weekly basis) or such higher amount as may be determined from time to time by the Compensation Committee of the Corporation's Board of Directors (the "Compensation Committee"). Beginning in 2014, Mr. Handy will be eligible for incentive compensation under the Annual Performance Plan, with a target bonus payment of 40% of salary. Mr. Handy will be eligible for equity grants in such number, at such times and on such other terms as may be approved by the Compensation Committee, in its sole discretion. He will be eligible to participate in any and all employee benefit plans generally available to other newly hired officers of the Bank. He will also be eligible for perquisites generally provided to other executive officers.

The Corporation has agreed to enter into a Change in Control Agreement with Mr. Handy that would provide him with two years of salary; bonus payment (based on the average bonus paid within the previous three years); and medical and dental benefit continuation in the event of termination of employment under certain circumstances in connection with a Change-in Control (as defined in the agreement) of the Corporation or the Bank. Notwithstanding the preceding sentence, if the aggregate payments and benefits to be made to Mr. Handy (the "Severance Payments") would be deemed to include an "excess parachute payment" under Section 280G of the Internal Revenue Code (the "Code") and therefore, result in excise tax under Section 4999, then the Severance Payments will be reduced to the extent necessary so that the Severance Payments do not exceed the total amount of payments permissible under Section 280G of the Code.

Mr. Handy also will receive a one-time hiring bonus of $100,000 to be paid in January 2014. Upon his first date of employment, he will be granted 3,500 Restricted Stock Units of the Corporation, which will become vested upon the 5-year anniversary of his first date of employment.

The terms of his at-will employment arrangement are outlined in the employment offer letter, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 8.01 Other Events.

On September 20, 2013, the Corporation issued a press release announcing Mr. Handy's appointment as President and Chief Operating Officer of the Corporation and the Bank. Joseph J. MarcAurele will continue to serve as Chairman and Chief Executive Officer of the Corporation and the Bank.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

	Exhibit No.	Exhibit

	10.1	Edward O. Handy, III Employment Offer Letter
	99.1	Press release dated September 20, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WASHINGTON TRUST BANCORP, INC.
Date: September 25, 2013	By:	/s/ David V. Devault
David V. Devault
Vice Chairman, Secretary and Chief Financial Officer